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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) January 27, 1998

                           MELLON RESIDENTIAL FUNDING
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             (Exact name of registrant as specified in its charter)

         Delaware                      333-24453                 23-2889067
 ------------------------------     -------------              -----------------
(State or other                     (Commission                 (IRS Employer
 jurisdiction of incorporation)      File Number)                ID Number)

One Mellon Center, Room 410, Pittsburgh, Pennsylvania             15258
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(Address of principal executive offices)                          (Zip Code)

Registrant's Telephone Number, including area code:               (412) 236-6559
                                                                  --------------

                                       N/A
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          (Former name or former address, if changed since last report)
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Item 5. Other Events.

Filing of Pooling and Servicing Agreement.

      Mellon Residential Funding Corporation (the "Depositor") registered issuances of up to $2,000,000,000 principal amount of Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-24453) (as amended, the "Registration Statement"). Pursuant to the Registration Statement, approximately $526,494,100 principal amount of Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates") were issued on January 27, 1998.

      The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Mellon Mortgage Company, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

      This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits:

      4.1 Pooling and Servicing Agreement, dated as of January 1, 1998, among Mellon Residential Funding Corporation, as Depositor, Mellon Mortgage Company, as Seller and Master Servicer, and Bankers Trust Company, N.A., as Trustee.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON RESIDENTIAL FUNDING


                              By:  /s/ Stephen Cobain
                                   -----------------------
                              Name: Stephen Cobain
                              Title: President

Dated:  January 29, 1998
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                                  EXHIBIT INDEX

Exhibit                                                                 Page
-------                                                                 ----

4.1 Pooling and Servicing Agreement, dated as of January 1, 1998, among Mellon Residential Funding Corporation, as Depositor, Mellon Mortgage Company, as Seller and Master Servicer, and Bankers Trust Company of California, N.A., as Trustee.